EXHIBIT 99.1

Making our world more productive

Linde Reports Third Quarter 2023 Results

Third Quarter Highlights

➢	Sales $8.2 billion, down 7% YoY, underlying sales up 3%
➢	Operating profit $2.1 billion; adjusted operating profit $2.3 billion, up 15%
➢	Operating profit margin 25.2%; adjusted operating profit margin 28.3%, up 550 basis points
➢	EPS $3.19 up 26%; adjusted EPS $3.63, up 17% YoY
➢	Increased full-year 2023 adjusted EPS guidance to $14.00 - $14.10, representing 14% to 15% growth year-over-year

Woking, UK, October 26, 2023 – Linde plc (NYSE: LIN) today reported third-quarter 2023 net income of $1,565 million and diluted earnings per share of $3.19, up 23% and 26% respectively. Excluding Linde AG purchase accounting impacts and other charges, adjusted net income was $1,783 million, up 15% versus prior year. Adjusted earnings per share was $3.63, 17% above prior year.

Linde’s sales for the third quarter were $8,155 million, 7% below prior year but underlying sales increased 3% from 5% price attainment partially offset by 2% lower volumes.

Third quarter operating profit was $2,052 million. Adjusted operating profit of $2,306 million was up 15% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating profit margin of 28.3% was 550 basis points above prior year and 400 basis points higher when excluding the effects of cost pass-through.

Third-quarter operating cash flow of $2,520 million decreased 4% versus prior year driven primarily by lower engineering payments. After capital expenditures of $948 million, free cash flow was $1,572 million. During the quarter, the company returned $1,774 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Linde employees delivered another quarter of strong results, with EPS growth of 17%, ROC of 25.6%, OCF of $2.5 billion and operating margin expansion of 550 basis points to 28.3%. This performance is driven by our relentless culture to optimize the base business while increasing network density and deploying capital to high-quality growth initiatives.”

Lamba continued, “We have a proven track record of creating long-term, compounding shareholder value despite macro challenges.”

For the fourth quarter of 2023, Linde expects adjusted diluted earnings per share in the range of $3.38 to $3.48, up 7% to 10% versus prior-year quarter. This guidance assumes a currency tailwind of 1% year-over-year and a 2% headwind sequentially.

For the full year 2023, the company expects adjusted diluted earnings per share to be in the range of $14.00 to $14.10, up 14% to 15% versus prior year and assumes no currency impact. Full-year capital expenditures are expected to be in the range of $3.5 billion to $4.0 billion to support growth and maintenance requirements including the $4.5 billion contractual sale of gas project backlog.

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Making our world more productive

Third-Quarter 2023 Results by Segment

Americas sales of $3,629 million were 2% lower versus prior year. Compared with third quarter 2022, underlying sales increased 3% driven by 5% higher pricing, partially offset by 2% lower volumes. Underlying sales growth was primarily in the healthcare, food & beverage and chemicals & energy end markets. Operating profit of $1,074 million was 29.6% of sales, 320 basis points above prior year and 90 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,639 million were 1% lower versus prior year. Compared with third quarter 2022, underlying sales grew 3% driven by 3% price attainment and stable volumes. Underlying sales growth was primarily in the chemicals & energy end markets, including project start-ups, and to a lesser extent the healthcare and manufacturing end markets. Operating profit of $459 million was 28.0% of sales, 220 basis points above prior year. Year over year cost pass-through was immaterial.

EMEA (Europe, Middle East & Africa) sales of $2,105 million were down 1% versus prior year. Compared with third quarter 2022, underlying sales grew 2%, driven by 6% higher pricing partially offset by 4% lower volumes. Operating profit of $634 million was 30.1% of sales, 820 basis points above prior year and 600 basis points higher when excluding the effects of cost pass-through.

Linde Engineering sales were $467 million, 44% below prior year, and operating profit was $116 million or 24.8% of sales. Order intake for the quarter was $633 million and third-party sale of equipment backlog was $3.6 billion.

Earnings Call

A teleconference on Linde’s third quarter 2023 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 Germany Toll-Free Dial-In Number: 0800 000 0105 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://investors.linde.com/events-presentations

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2022 sales of $33 billion.  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

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Making our world more productive

NON-GAAP Financial Measures

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2023. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, any impairment or other charges related to scaling back operations in Russia as actions are defined and executed and as sanctions  impact the Company’s operations, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Transfer of Stock Exchange Listing

Linde (NYSE: LIN) intends to transfer the listing of its ordinary shares from the New York Stock Exchange (NYSE) to the Nasdaq Stock Market (Nasdaq) on November 6,2023 after market close. Linde expects to commence trading as a Nasdaq-listed company upon market open on November 7, 2023 and will continue trading under the ticker symbol "LIN".  The transfer to Nasdaq provides Linde with Nasdaq index inclusion opportunities in addition to certain cost savings.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES

SUMMARY NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS
Quarter Ended September 30	2023	2022	2023	2022	2023	2022	2023	2022
Reported GAAP Amounts	$8,155	$8,797	$2,052	$1,613	$1,565	$1,273	$3.19	$2.54
Other charges (a)	—	—	2	15	2	(11)	—	(0.02)
Pension settlement charges (b)	—	—	—	—	10	5	0.02	0.01
Purchase accounting impacts - Linde AG (c)	—	—	252	382	206	288	0.42	0.57
Total adjustments	—	—	254	397	218	282	0.44	0.56
Adjusted amounts	$8,155	$8,797	$2,306	$2,010	$1,783	$1,555	$3.63	$3.10

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS
Year to Date September 30	2023	2022	2023	2022	2023	2022	2023	2022
Reported GAAP Amounts	$24,552	$25,465	$5,996	$3,682	$4,656	$2,819	$9.43	$5.57
Other charges (a)	—	—	42	1,004	(37)	877	(0.07)	1.73
Pension settlement charges (b)	—	—	—	—	10	5	0.02	0.01
Purchase accounting impacts - Linde AG (c)	—	—	760	1,217	607	920	1.23	1.82
Total adjustments	—	—	802	2,221	580	1,802	1.18	3.56
Adjusted amounts	$24,552	$25,465	$6,798	$5,903	$5,236	$4,621	$10.61	$9.13

(a) 2023 year to date charges related primarily to severance and delist charges, which were offset by a tax settlement. 2022 year to date charges related primarily to charges associated with the deconsolidation and impairment of Russian subsidiaries resulting from the ongoing war in Ukraine and related sanctions.

(b) To adjust for pension settlement charges.

(c) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Quarter Ended September 30,		Year To Date September 30,
(Millions of dollars, except per share data)	2023	2022	2023	2022
Sales	$8,155	$8,797	$24,552	$25,465
Cost of sales	4,314	5,285	13,061	15,023
Selling, general and administrative	808	770	2,463	2,343
Depreciation and amortization	959	1,045	2,867	3,248
Research and development	36	35	107	107
Other charges	2	15	42	1,004
Other income (expense) - net	16	(34)	(16)	(58)
Operating Profit	2,052	1,613	5,996	3,682
Interest expense - net	40	18	129	32
Net pension and OPEB cost (benefit), excluding service cost	(35)	(53)	(125)	(179)
Income Before Income Taxes and Equity Investments	2,047	1,648	5,992	3,829
Income taxes	487	391	1,355	1,046
Income Before Equity Investments	1,560	1,257	4,637	2,783
Income from equity investments	41	43	128	137
Income (Including Noncontrolling Interests)	1,601	1,300	4,765	2,920
Less: noncontrolling interests	(36)	(27)	(109)	(101)
Net Income – Linde plc	$1,565	$1,273	$4,656	$2,819

Per Share Data – Linde plc Shareholders
Basic earnings per share	$3.21	$2.56	$9.51	$5.62
Diluted Earnings per share	$3.19	$2.54	$9.43	$5.57

Cash dividends per share	$1.275	$1.17	$3.83	$3.51

Weighted Average Shares Outstanding (000’s):
Basic shares outstanding (000's)	487,122	497,186	489,518	501,743
Diluted shares outstanding (000's)	491,076	501,151	493,567	506,012

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,	December 31,
(Millions of dollars)	2023	2022
Assets
Cash and cash equivalents	$3,894	$5,436
Accounts receivable - net	4,692	4,559
Contract assets	151	124
Inventories	2,078	1,978
Prepaid and other current assets	922	950
Total Current Assets	11,737	13,047
Property, plant and equipment - net	23,624	23,548
Goodwill	25,955	25,817
Other intangibles - net	12,092	12,420
Other long-term assets	4,419	4,826
Total Assets	$77,827	$79,658
Liabilities and Equity
Accounts payable	$2,750	$2,995
Short-term debt	3,849	4,117
Current portion of long-term debt	922	1,599
Contract liabilities	1,985	3,073
Other current liabilities	4,656	4,695
Total Current Liabilities	14,162	16,479
Long-term debt	13,232	12,198
Other long-term liabilities	10,195	9,594
Total Liabilities	$37,589	$38,271
Redeemable noncontrolling interests	13	13
Linde plc Shareholders’ Equity
Ordinary shares	—	1
Additional paid-in capital	39,803	40,005
Retained earnings (a)	7,940	20,541
Accumulated other comprehensive income (loss)	(6,676)	(5,782)
Less: Treasury shares, at cost (a)	(2,169)	(14,737)
Total Linde plc Shareholders' Equity	38,898	40,028
Noncontrolling interests	1,327	1,346
Total Equity	$40,225	$41,374
Total Liabilities and Equity	$77,827	$79,658

 (a) As a result of delisting from the Frankfurt Stock Exchange during March of 2023,  Linde plc's historical treasury shares were immediately canceled which resulted in an approximately $15 billion decrease in treasury shares and retained earnings in Shareholders' Equity.

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LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
(Millions of dollars)	2023	2022	2023	2022
Operations
Net income - Linde plc	$1,565	$1,273	$4,656	$2,819
Add: noncontrolling interests	36	27	109	101
Net income (including noncontrolling interests)	1,601	1,300	4,765	2,920
Adjustments to reconcile net income to net cash provided by operating activities:
Other charges, net of payments (a)	(30)	(13)	(91)	909
Depreciation and amortization	959	1,045	2,867	3,248
Accounts receivable	6	(29)	(169)	(572)
Contract assets and liabilities, net	(121)	126	(4)	369
Inventory	(40)	(156)	(125)	(300)
Payables and accruals	190	306	(268)	376
Pension contributions	(10)	(25)	(35)	(44)
Deferred income taxes and other	(35)	82	(362)	(137)
Net cash provided by (used for) operating activities	2,520	2,636	6,578	6,769
Investing
Capital expenditures	(948)	(762)	(2,636)	(2,237)
Acquisitions, net of cash acquired	(8)	(61)	(842)	(110)
Divestitures, net of cash divested and asset sales	10	123	34	140
Net cash provided by (used for) investing activities	(946)	(700)	(3,444)	(2,207)
Financing
Debt increase (decrease) - net	869	35	227	2,795
Issuances of ordinary shares	4	2	25	24
Purchases of ordinary shares	(1,158)	(1,149)	(2,925)	(4,478)
Cash dividends - Linde plc shareholders	(620)	(581)	(1,866)	(1,758)
Noncontrolling interest transactions and other	(59)	(27)	(81)	(62)
Net cash provided by (used for) financing activities	(964)	(1,720)	(4,620)	(3,479)
Effect of exchange rate changes on cash and cash equivalents	(73)	(115)	(56)	(150)
Change in cash and cash equivalents	537	101	(1,542)	933
Cash and cash equivalents, beginning-of-period	3,357	3,655	5,436	2,823
Cash and cash equivalents, end-of-period	$3,894	$3,756	$3,894	$3,756

(a) Other charges were $2 million and $15 million for the quarter ended September 30, 2023 and 2022, respectively, and $42 million and $1,004 million for the nine months ended September 30, 2023 and 2022, respectively. Related cash outflows were $32 million and $28 million for the quarters ended September 30, 2023 and 2022, respectively, and $133 million and $95 million for the nine months ended  September 30, 2023 and 2022, respectively.

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LINDE PLC AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
(Millions of dollars)	2023	2022	2023	2022
Sales
Americas	$3,629	$3,694	$10,721	$10,453
EMEA	2,105	2,125	6,442	6,417
APAC	1,639	1,660	4,920	4,913
Engineering	467	828	1,502	2,200
Other	315	490	967	1,482
Total segment sales	$8,155	$8,797	$24,552	$25,465

Operating Profit
Americas	$1,074	$974	$3,169	$2,788
EMEA	634	465	1,871	1,504
APAC	459	429	1,354	1,254
Engineering	116	150	372	398
Other	23	(8)	32	(41)
Segment operating profit	2,306	2,010	6,798	5,903
Other charges	(2)	(15)	(42)	(1,004)
Purchase accounting impacts - Linde AG	(252)	(382)	(760)	(1,217)
Total operating profit	$2,052	$1,613	$5,996	$3,682

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity.  Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2023				2022
(Millions of dollars)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$5,996	$20522,052	$2,011	$1,933	$3,682	$1,687	$1,613	$589	$1,480
Add: Other charges (a)	42	2	22	18	1,004	25	15	993	(4)
Add: Purchase accounting impacts - Linde AG (c)	760	252	253	255	1,217	289	382	406	429
Total adjustments	$802	$254	$275	$273	$2,221	$314	$397	$1,399	$425
Adjusted operating profit	$6,798	$2,3062,306	$2,286	$2,206	$5,903	$2,001	$2,010	$1,988	$1,905

Reported percentage change	63%	27%	241%	31%	1%	26%	25%	(48)%	22%
Adjusted percentage change	15%	15%	15%	16%	11%	9%	11%	8%	13%

Reported sales	$24,552	$8,155	$8,204	$8,193	$25,465	$7,899	$8,797	$8,457	$8,211

Reported operating margin	24.4%	25.2%	24.5%	23.6%	14.5%	21.4%	18.3%	7.0%	18.0%
Adjusted operating margin	27.7%	28.3%	27.9%	26.9%	23.2%	25.3%	22.8%	23.5%	23.2%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$2,867	$959	$960	$948	$3,248	$956	$1,045	$1,091	$1,112
Less: Purchase accounting impacts - Linde AG (c)	(750)	(249)	(251)	(250)	(1,196)	(285)	(377)	(401)	(418)
Adjusted depreciation and amortization	$2,117	$710	$709	$698	$2,052	$671	$668	$690	$694

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(16)	$16	$(27)	$(5)	$(58)	$(4)	$(34)	$(36)	$12
Add: Purchase accounting impacts - Linde AG (c)	(10)	(3)	(2)	(5)	(21)	(4)	(5)	(5)	(11)
Adjusted Other Income (Expense) - net	$(6)	$19	$(25)	$—	$(37)	$—	$(29)	$(31)	$23

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(125)	$(35)	$(45)	$(45)	$(179)	$(58)	$(53)	$(62)	$(64)
Add: Pension settlement charges	(12)	(12)	—	—	(6)	—	(6)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(137)	$(47)	$(45)	$(45)	$(185)	$(58)	$(59)	$(62)	$(64)

Adjusted Interest Expense - Net
Reported interest expense - net	$129	$40	$52	$37	$32	$31	$18	$5	$9
Add: Purchase accounting impacts - Linde AG (c)	15	2	4	9	27	8	8	9	10
Adjusted interest expense - net	$144	$42	$56	$46	$59	$39	$26	$14	$19

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	2023				2022
(Millions of dollars)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Income Taxes (a)
Reported income taxes	$1,355	$487	$438	$430	$1,046	$388	$391	$286	$369
Add: Purchase accounting impacts - Linde AG (c)	183	59	67	57	308	66	92	108	108
Add: Pension settlement charges	2	2	—	—	1	—	1	—	—
Add: Other charges (a)	79	—	34	45	127	9	26	104	(3)
Total adjustments	264	61	101	102	436	75	119	212	105
Adjusted income taxes	$1,619	$548	$539	$532	$1,482	$463	$510	$498	$474

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$5,992	$2,047	$2,004	$1,941	$3,829	$1,714	$1,648	$646	$1,535
Add: Pension settlement charge	12	12	—	—	6	—	6	—	—
Add: Purchase accounting impacts - Linde AG (c)	745	250	249	246	1,190	281	374	397	419
Add: Other charges (a)	42	2	22	18	1,004	25	15	993	(4)
Total adjustments	799	264	271	264	2,200	306	395	1,390	415
Adjusted income before income taxes and equity investments	$6,791	$2,311	$2,275	$2,205	$6,029	$2,020	$2,043	$2,036	$1,950

Reported Income taxes	$1,355	$487	$438	$430	$1,046	$388	$391	$286	$369
Reported effective tax rate	22.6%	23.8%	21.9%	22.2%	27.3%	22.6%	23.7%	44.3%	24.0%

Adjusted income taxes	$1,619	$548	$539	$532	$1,482	$463	$510	$498	$474
Adjusted effective tax rate	23.8%	23.7%	23.7%	24.1%	24.6%	22.9%	25.0%	24.5%	24.3%

Income from Equity Investments
Reported income from equity investments	$128	$41	$46	$41	$137	$35	$43	$50	$44
Add: Purchase accounting impacts - Linde AG (c)	54	18	18	18	57	18	18	19	20
Adjusted income from equity investments	$182	$59	$64	$59	$194	$53	$61	$69	$64

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$(109)	$(36)	$(37)	$(36)	$(101)	$(33)	$(27)	$(38)	$(36)
Add: Purchase accounting impacts - Linde AG (c)	(9)	(3)	(3)	(3)	(19)	(3)	(12)	(3)	(4)
Adjusted noncontrolling interests	$(118)	$(39)	$(40)	$(39)	$(120)	$(36)	$(39)	$(41)	$(40)

Adjusted Net Income - Linde plc (b)
Reported net income	$4,656	$1,565	$1,575	$1,516	$2,819	$1,328	$1,273	$372	$1,174
Add: Pension settlement charge	10	10	—	—	5	—	5	—	—
Add: Other charges (a)	(37)	2	(12)	(27)	877	16	(11)	889	(1)
Add: Purchase accounting impacts - Linde AG (c)	607	206	197	204	920	230	288	305	327
Total adjustments	580	218	185	177	1,802	246	282	1,194	326
Adjusted net income - Linde plc	$5,236	$1,783	$1,760	$1,693	$4,621	$1,574	$1,555	$1,566	$1,500

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	2023				2022
(Millions of dollars, except per share data)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Diluted EPS (b)
Reported diluted EPS	$9.43	$3.19	$3.19	$3.06	$5.57	$2.67	$2.54	$0.74	$2.30
Add: Pension settlement charge	0.02	0.02	—	—	0.01	—	0.01	—	—
Add: Other charges (a)	(0.07)	—	(0.02)	(0.05)	1.73	0.03	(0.02)	1.76	—
Add: Purchase accounting impacts - Linde AG (c)	1.23	0.42	0.40	0.41	1.82	0.46	0.57	0.60	0.63
Total adjustments	1.18	0.44	0.38	0.36	3.56	0.49	0.56	2.36	0.63
Adjusted diluted EPS	$10.61	$3.63	$3.57	$3.42	$9.13	$3.16	$3.10	$3.10	$2.93

Reported percentage change	69%	26%	331%	33%	4%	35%	35%	(54)%	24%
Adjusted percentage change	16%	17%	15%	17%	15%	14%	14%	15%	18%

			Fourth Quarter 2023		Full Year 2023
Adjusted Diluted EPS Guidance (d)		Low End		High End	Low End	High End
2023 Adjusted Guidance			$3.38	$3.48	$14.00	$14.10
Adjusted percentage changes versus 2022 adjusted diluted EPS			7%	10%	14%	15%
Add: Estimated currency headwind/(tailwind)			1%	1%	— %	— %
Adjusted percentage change excluding currency			8%	11%	14%	15%

Adjusted EBITDA and % of Sales
Net Income - Linde plc	$4,656	$1,5651,565	$1,575	$1,516	$2,819	$1,328	$1,273	$372	$1,174
Add: Noncontrolling interests	109	36	37	36	101	33	27	38	36
Add: Net pension and OPEB cost (benefit), excluding service cost	(125)	(35)	(45)	(45)	(179)	(58)	(53)	(62)	(64)
Add: Interest expense	129	40	52	37	32	31	18	5	9
Add: Income taxes	1,355	487	438	430	1,046	388	391	286	369
Add: Depreciation and amortization	2,867	959	960	948	3,248	956	1,045	1,091	1,112
EBITDA	8,991	3,052	3,017	2,922	7,067	2,678	2,701	1,730	2,636
Add: Other charges (a)	42	2	22	18	1,004	25	15	993	(4)
Add: Purchase accounting impacts - Linde AG (c)	63	20	20	23	77	22	23	23	31
Total adjustments	105	22	42	41	1,081	47	38	1,016	27
Adjusted EBITDA	$9,096	$3,0743,074	$3,059	$2,963	$8,148	$2,725	$2,739	$2,746	$2,663

Reported sales	$24,552	$8,1558,155	$8,204	$8,193	$25,465	$7,899	$8,797	$8,457	$8,211
% of sales
EBITDA	36.6%	37.4%	36.8%	35.7%	27.8%	33.9%	30.7%	20.5%	32.1%
Adjusted EBITDA as a % of Sales	37.0%	37.7%	37.3%	36.2%	32.0%	34.5%	31.1%	32.5%	32.4%

(a)  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b)  Net of income taxes which are shown separately in  “Adjusted Income Taxes and Effective Tax Rate”.

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(c)  The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii)  the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin:  The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate:  Relates to the current and deferred income tax impact on the adjustments discussed above.  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments:  Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share (“EPS”) guidance for 2023. This is a non-GAAP financial measure that represents diluted earnings per share (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, any impairment or other charges related to scaling back operations in Russia as actions are defined and executed and as sanctions impact the Company’s operations, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

	2023			2022
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,520	$2,150	$1,908	$2,095	$2,636	$2,133	$2,000
Less: Capital Expenditures	(948)	(859)	$(829)	(936)	(762)	(826)	(649)
Free Cash Flow	$1,572	$1,291	$1,079	$1,159	$1,874	$1,307	$1,351

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$18,003	$17,490	$18,777	$17,914	$15,338	$16,043	$16,456
Less: Cash and cash equivalents	(3,894)	(3,357)	(4,962)	(5,436)	(3,756)	(3,655)	(4,464)
Net debt	14,109	14,133	13,815	12,478	11,582	12,388	11,992
Less: Purchase accounting impacts - Linde AG	(8)	(10)	(13)	(22)	(28)	(38)	(50)
Adjusted net debt	$14,101	$14,123	$13,802	$12,456	$11,554	$12,350	$11,942

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business.  ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc Shareholders’ Equity).

Reported net income - Linde plc	$1,565	$1,575	$1,516	$1,328	$1,273	$372	$1,174
Add: noncontrolling interests	36	37	36	33	27	38	36
Add: interest expense - net	40	52	37	31	18	5	9
Less: tax benefit on interest expense - net *	(12)	(12)	(9)	(7)	(5)	(1)	(2)
Reported NOPAT	$1,629	$1,652	$1,580	$1,385	$1,313	$414	$1,217

Adjusted net income - Linde plc	$1,783	$1,760	$1,693	$1,574	$1,555	$1,566	$1,500
Add: adjusted noncontrolling interests	39	40	39	36	39	41	40
Add: adjusted interest expense - net	42	56	46	39	26	14	19
Less: tax benefit on interest expense - net *	(13)	(13)	(11)	(9)	(7)	(3)	(5)
Adjusted NOPAT	$1,851	$1,843	$1,767	$1,640	$1,613	$1,618	$1,554
*Tax benefit on interest expense - net is generally presented using the reported effective rate.

4-quarter trailing reported NOPAT	$6,246	$5,930	$4,692	$4,329	$4,021	$3,723	$4,198
4-quarter trailing adjusted NOPAT	$7,101	$6,863	$6,638	$6,425	$6,281	$6,137	$5,997

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	2023			2022
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13	$13	$13
Linde plc shareholders' equity	38,898	39,911	39,970	40,028	37,628	39,674	42,963
Noncontrolling interests	1,327	1,324	1,353	1,346	1,298	1,353	1,414
Total equity and redeemable noncontrolling interests	$40,238	$41,248	$41,336	$41,387	$38,939	$41,040	$44,390

Reported capital	$54,347	$55,381	$55,151	$53,865	$50,521	$53,428	$56,382

Total equity and redeemable noncontrolling interests	$40,238	$41,248	$41,336	$41,387	$38,939	$41,040	$44,390
Add: Adjusted net debt	14,101	14,123	13,802	12,456	11,554	12,350	11,942
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$28,215	$29,247	$29,014	$27,719	$24,369	$27,266	$30,208
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$54,347	$55,381	$55,151	$53,865	$50,521	$53,428	$56,382
5-quarter average ending capital	$53,853	$53,669	$53,869	$54,204	$54,984	$56,796	$57,967

Ending adjusted capital (see above)	$28,215	$29,247	$29,014	$27,719	$24,369	$27,266	$30,208
5-quarter average ending adjusted capital	$27,713	$27,523	$27,715	$28,040	$28,810	$30,611	$31,770

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	11.6%	11.0%	8.7%	8.0%	7.3%	6.6%	7.2%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	25.6%	24.9%	24.0%	22.9%	21.8%	20.0%	18.9%

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